Exhibit 10.1
Pike Electric Corporation
2008 Omnibus Incentive Compensation Plan
     SECTION 1. Purpose. The purpose of this Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan is to promote the interests of Pike Electric Corporation, a Delaware corporation (the “Company”), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.
     SECTION 2. Definitions. As used herein, the following terms have the meanings set forth below:
     “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
     “Award” means any award that is made to a Participant under Section 6.
     “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.
     “Beneficial Ownership” or “Beneficial Owners” have the meanings assigned to those terms in Rule 13d-3 under the Exchange Act.
     “Board” means the Board of Directors of the Company.
     “Cash Incentive Award” has the meaning specified in Section 6(g).
     “Change in Control” means the occurrence of any of the following events:
          (a) at any time during any period of 24 consecutive months at least a majority of the Board shall cease to consist of “directors of the Company who either were directors at the beginning of such period or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Incumbent Directors (“Incumbent Directors”); or
          (b) any “person” or “group,” as determined in accordance with Section 13(d)(3) of the Exchange Act (other than (A) any Subsidiary or employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or an Affiliate or (B) Lindsay Goldberg & Bessemer L.P. and its affiliates) acquires Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the then outstanding Company Voting Securities, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or
          (c) the consummation of a merger, consolidation, statutory share exchange or similar transaction to which the Company or any Subsidiary is a party (a “Merger”), unless immediately following the Merger:
     (1) the Beneficial Owners of the Company Voting Securities outstanding immediately prior to such Merger are the Beneficial Owners of more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Merger (including a corporation or other entity that as a result of such Merger directly or indirectly owns the Company or all or substantially all the Company’s assets) (the “Continuing Company”), provided such Beneficial Ownership is attributable solely to Company Voting Securities held immediately prior to such Merger; and
     (2) at least a majority of the members of the board of directors (or equivalent body) of the Continuing Company are Incumbent Directors; or
          (d) the consummation of the sale of all, or substantially all, of the Company’s assets; or
          (e) the stockholders of the Company approve a plan of complete liquidation of the Company.
Notwithstanding the foregoing, with respect to any Awards that provide or may provide for a deferral of compensation within the meaning of Section 409A of the Code and that provide for an accelerated payment in connection with a Change of Control, “Change of Control” shall then have the meaning set forth in Section 409A of the Code.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder.
     “Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.
     “Company Voting Securities” means the securities eligible to vote for the election of the Board.
     “Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder.
     “Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.
     “Fair Market Value” means
          (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and
          (b) with respect to the Shares, as of any date, (i) if the Shares are listed on the NYSE or any other exchange or quotation system, the mean between the high and low sales prices of the Shares on such exchange or quotation system for such date or, if no sales occur on such date, then on the next preceding date on which there were sales of Shares; or (ii) in the event the Shares are not listed on an exchange or quotation system, the fair market value of the Shares as determined in good faith by the Committee, in each case with respect to this clause (b), as determined in accordance with Section 409A of the Code to the extent required under Section 409A of the Code.
     “Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

     “Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
     “IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.
     “Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is not an Incentive Stock Option.
     “NYSE” means the New York Stock Exchange or any successor thereto.
     “Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
     “Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).
     “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e).
     “Performance Criteria” means the criterion or criteria that the Committee selects for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.
     “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.
     “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
     “Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.
     “Performance Unit” means an Award under Section 6(f) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
     “Plan” means this Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as in effect from time to time.
     “Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

     “RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
     “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
     “SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
     “SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
     “Shares” means shares of common stock of the Company or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).
     “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
     “Substitute Awards” have the meaning specified in Section 4(c).
     “Substituted Options” have the meaning specified in Section 6(c)(v).
     “Substitution SARs” have the meaning specified in Section 6(c)(v).
     SECTION 3. Administration.
          (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.
          (b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee is authorized to grant Awards under the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that any permitted accelerations, deferrals or payments in respect of any Award granted under the Plan shall comply with all applicable requirements of Section 409A of the Code, including the timing of any deferral elections and the timing and form of payments. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any person validly claiming under or through any Participant, any holder or beneficiary of any Award and any stockholder. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as are approved by the Committee.
          (c) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
          (d) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant).
          (e) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
     SECTION 4. Shares Available for Awards.
          (a) Shares Available. Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,500,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 500,000 and the maximum number of Shares that may be delivered pursuant to Awards of Restricted Shares under the Plan shall be 500,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 600,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan.
          (b) Adjustments for Changes in Capitalization and Similar Events. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may:
          (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (as provided in Section 4(a)), and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award;
          (ii) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR; and
          (iii) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
          (c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the aggregate number of Shares available for Awards under the Plan.
          (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

     SECTION 6. Awards.
          (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, (vii) Deferred Share Units and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
          (b) Options.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
          (ii) Exercise Price. Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
          (iii) Exercisability. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the applicable Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant.
          (iv) Method of Exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the

Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld.
          The Exercise Price due upon exercise of any Option shall be payable to the Company in full either: (A) in cash or its equivalent or (B) in the Committee’s sole and plenary discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price (provided that the shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the option price unless such shares had been acquired by the Participant on the open market), or (C) by a combination of (A) and (B).
          As soon as practicable after notification of exercise and full payment, the Company shall deliver the shares to the Participant in an appropriate amount based upon the number of shares purchased under the Option.
          Notwithstanding the foregoing provisions of this paragraph 6(b)(iv), the Committee, in its sole and plenary discretion, may also allow (A) cashless exercises or (B) exercises by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
          (v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
          (c) SARs.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.
          (ii) Exercise Price. Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
          (iii) Exercise. A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.
          (iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

          (v) Substitution SARs. The Committee may substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.
          (d) Restricted Shares and RSUs.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.
          (ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.
          (iii) Payment/Lapse of Restrictions. Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.
          (e) Performance Compensation Awards.
          (i) General. The Committee has the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code or to qualify such Award as “performance-based compensation” under Section 409A of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).
          (ii) Eligibility. The Committee shall, in its sole discretion, designate within the time period prescribed under Section 162(m) of the Code which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such

Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder.
          (iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee has full discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, and the Performance Formula. Within the time period prescribed under Section 162(m) of the Code, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
          (iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals shall be (A) based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions, regions, departments, operational units, or any combination of the foregoing, (B) established within the time period prescribed by Section 162(m) of the Code, and (C) limited to one or more of the following:
— Net income before or after taxes;
— Earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);
— Operating income;

— Earnings per share;

— Return on shareholders’ equity;

— Return on investment or capital;

— Return on assets;

— Level or amount of acquisitions,

— Share price;

— Profitability and profit margins;

— Market share;

— Revenues or sales (based on units or dollars);

— Costs;

— Cash flow;

— Working capital; and

— Safety and accident rates.
          (v) Modification of Performance Goals. The Committee is authorized at any time within the time period permitted by Section 162(m) of the Code, or any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
          (vi) Payment of Performance Compensation Awards.
          (A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made or to the designee or estate of a Participant who died prior to the last day of a Performance Period.
          (B) Limitation. A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C), and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.
          (C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).
          (D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.
          (E) Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C), unless the Committee shall determined that any Performance Compensation Award shall be deferred to a date no later than the short-term deferral period provided under Section 409A of the Code.
          (F) Discretion. In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the time period prescribed under Section 162(m) of the Code, or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

          (f) Performance Units.
          (i) Grant. Subject to the provisions of the Plan, the Committee has sole and plenary authority to determine the Participants to whom Performance Units shall be granted.
          (ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.
          (iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved. No Performance Unit under the Plan shall permit a payment to any Participant in excess of $2,000,000 during any Performance Period.
          (iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code or “performance based compensation” under Section 409A of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.
          (g) Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, has the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. No Cash Incentive Award under the Plan for any Participant shall exceed $2,000,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code or “performance based compensation” under Section 409A of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.
          (h) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee has the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.
          (i) Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, in accordance with Section 409A of the Code, to the extent applicable, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

     SECTION 7. Amendment and Termination.
          (a) Amendments to the Plan. Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan (provided, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a)) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement. Notwithstanding the foregoing, the Company reserves the right to amend the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.
          (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary. Notwithstanding the foregoing, the Company reserves the right to amend any Award granted under the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.
          (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
          (d) Prohibition of Certain Amendments and Adjustments. Absent certain unusual or nonrecurring events, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option to reduce the Exercise Price or (ii) cancel any Option and replace it with an award having a lower Exercise Price. The foregoing sentence is intended to prohibit the repricing of “underwater” Options and shall not be construed to prohibit the adjustments provided for in Section 7(b) and (c) of this Plan. Furthermore, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, authorize any Option grant to provide for automatic “reload” rights, the automatic grant of Options to the Optionee upon the exercise of Options using Shares or other equity.
     SECTION 8. Change of Control. In the event of a Change of Control after the date of the adoption of the Plan, unless (i) otherwise provided in the applicable Award Agreement or (ii) provision is made in connection with the Change of Control for (A) assumption of Awards previously granted or (B) substitution for previously granted Awards with new awards (which, in the discretion of the Committee, may have the same vesting schedule as the awards assumed) covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable:
          (a) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control;
          (b) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained; and
          (c) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.
Notwithstanding the foregoing, nothing contained in this Section 8 shall affect the Committee’s authority to make the adjustments provided in Section 7(c) in the event of a Change of Control.
     SECTION 9. General Provisions.
          (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
          (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
          (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          (d) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate has the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
          (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
          (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
          (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
          (h) No Rights as Stockholder. No Participant or holder or beneficiary of any Award has any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
          (i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

          (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
          (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.
          (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
          (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
          (n) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.
          (o) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.
          (p) Compliance with Code Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.

          (q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     SECTION 10. Term of the Plan.
          (a) Effective Date. The Plan shall be effective as of January 1, 2008, subject to approval by the holders of the Company’s common stock, in accordance with applicable law and the listing requirements of the NYSE, at the annual Meeting of Stockholders held on December 5, 2007 or any adjournment thereof.
          (b) Expiration Date. No Award shall be granted under the Plan after December 31, 2017. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.